UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2016 Sears Outlet Stores, L.L.C. (the “Seller”), a wholly owned subsidiary of Sears Hometown and Outlet Stores, Inc. (the “Company”), and LIT-Acquisitions, L.L.C. (the “Purchaser”) executed and delivered to each other an Agreement of Purchase and Sale (the “Sale Agreement”) that provides for the Seller’s sale to the Purchaser of the land and the improvements commonly known as 1980 West Avenue 140th, San Leandro, Alameda County, California (the “Property”). The Property consists of a building of approximately 306,800 sq. ft. and land of approximately 12.7 acres. The Company currently operates an Outlet Repair and Distribution Center and an Outlet Store at the Property. A copy of the Sale Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company believes that the Purchaser is an affiliate of Clarion Partners, LLC and that the lessor with respect to a leased Outlet Store operated by the Company also is an affiliate of Clarion Partners, LLC.

The following is a brief summary of the terms and conditions of the Sale Agreement that the Company believes are material to it, which summary is qualified by, and is subject to, the terms and conditions of the Sale Agreement. The Purchaser will pay the Seller $27.3 million in cash for the Property, which the Seller will sell to the Purchaser “as is.” The Purchaser is entitled to inspect the Property during the period ending July 5, 2016. If the Purchaser in its sole discretion determines that the results of any inspection, test, examination, or review do not meet the Purchaser’s criteria for the purchase, financing, or operation of the Property in the manner contemplated by the Purchaser, then it may terminate the Sale Agreement by giving notice to the Seller not later than July 5, 2016. If by July 5, 2016 the Seller and the Purchaser have been unable to agree upon the terms and conditions of the Purchaser’s lease back to the Seller of a specified portion of the building located on the Property, the Sale Agreement will terminate. If the Sale Agreement has not terminated in accordance with its terms, the closing of the sale and purchase of the Property will occur on July 15, 2016 or on another date agreed to by the Seller and the Purchaser. If the sale of the Property occurs on July 15, 2016 in accordance with the terms and conditions of the Sale Agreement the Company expects that it will record in the second quarter of fiscal 2016 a gain on sale of approximately $25.7 million (the carrying value of the Property was approximately $1.1 million at April 30, 2016).

Item 7.01. Regulation FD Disclosure.

Attached to this Current Report on Form 8-K and furnished for purposes of Regulation FD is a presentation intended to be given by Sears Hometown and Outlet Stores, Inc. on May 25, 2016 at its Annual Meeting of Stockholders to be held at 3333 Beverly Road, Hoffman Estates, Illinois 60179. The presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 is intended to be furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The current intention of the Company is to issue its 2016 first fiscal quarter earnings release, and file its Quarterly Report on Form 10-Q for the same period with the Securities and Exchange Commission, on June 3, 2016 before the market opens.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibits listed in the accompanying “Exhibit Index” have been filed as part of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon the current beliefs and expectations of the Company’s management. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and subsequent filings with the SEC. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, the Company does not undertake to update or revise the forward-looking statements as more information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By: /s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: May 24, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Agreement of Purchase and Sale dated May 19, 2016 between Sears Outlet Stores, L.L.C. and LIT-Acquisitions, L.L.C.
99.1*	Presentation of Sears Hometown and Outlet Stores, Inc. dated May 25, 2016.

* Furnished herewith